UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2015, the Master Repurchase and Securities Contract between certain special purpose wholly-owned subsidiaries of Blackstone Mortgage Trust, Inc. (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo”) was amended to increase the facility amount to $833 million. The Master Repurchase and Securities Contract (as amended, the “Wells Fargo facility”) was entered into in accordance with the previously announced commitment by Wells Fargo to provide for $4.0 billion of secured financing to be used by the Company to finance a portion of the purchase price of a $4.6 billion portfolio of commercial mortgage loans (the “Loan Portfolio”) being acquired from General Electric Capital Corporation and certain of its affiliates (“GE Capital”).

The Company used the funds currently available under the Wells Fargo facility to finance a portion of the purchase price for the closing of 28 commercial mortgage loans secured by properties located in the United States (the “Initial Loans”) forming part of the Loan Portfolio. The purchase price paid by the Company for the Initial Loans was approximately $1.0 billion in cash, and was funded using a combination of $833.0 million of borrowings under the Wells Fargo facility and the proceeds of the equity offering which the Company completed on April 17, 2015. The Company anticipates that it will continue to amend or supplement the Wells Fargo facility to increase the facility amount as it completes the final stages of its acquisition of the Loan Portfolio.

The terms of the Wells Fargo facility, described in detail below, are consistent with the anticipated terms previously described by the Company in its Current Report on Form 8-K filed on April 13, 2015. The Wells Fargo facility provides for an aggregate blended advance rate of 85% of the purchase price of the pledged collateral, and includes an approximately $0.2 billion year one sequential repay advance (the “Sequential Repay Advance”) that is repayable from principal repayments on the loans, with any remaining borrowings to be repaid after one year. The Wells Fargo facility has a five year term, which may be extended for two one-year periods, other than the Sequential Repay Advance which is expected to be repaid in full after one year if any amounts under the Sequential Repay Advance remain outstanding at such time.

Borrowings under the Wells Fargo facility (other than the Sequential Repay Advance) will accrue interest at a per annum pricing rate equal to the sum of (i) the applicable base rate plus (ii) a margin of 1.75%, which margin will increase to 1.80% and 1.85% in year four and year five, respectively. Borrowings under the Sequential Repay Advance portion of the Wells Fargo facility will accrue interest at a per annum pricing rate equal to the sum of (i) 30-day LIBOR plus (ii) a margin of 3.10%. In connection with the Wells Fargo facility, the Company has executed a guarantee agreement (the “Guarantee Agreement”) pursuant to which it guarantees obligations under the Wells Fargo facility up to a maximum liability of 25% of outstanding borrowings (subject to a $250.0 million floor), other than Sequential Repay Advance borrowings under the Wells Fargo facility for which the Company is required to guarantee 100% of outstanding borrowings. The Wells Fargo facility contains various other customary covenants, terms and conditions.

Wells Fargo or its affiliates have provided, or may in the future provide, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions. In addition, certain affiliates of Wells Fargo have been designated as purchasers with respect to certain loans and other assets to be sold by the sellers as part of the proposed acquisition of which the Loan Portfolio acquisition forms a part of.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 28, 2015, the Company completed the second closing contemplated by the agreements governing the acquisition of the Loan Portfolio with the purchase of 28 loans representing an aggregate of $1.0 billion of the Loan Portfolio. Additional information regarding the consummation of the purchase of the Initial Loans is included in Item 1.01 above and is incorporated by reference into this Item 2.01. The acquisition of the remaining assets comprising the Loan Portfolio is expected to be substantially completed by the end of the second quarter of 2015. However, there can be no assurance that the closing of all or any portion of the remainder of the Loan Portfolio will occur.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Letter of Intent

On May 27, 2015, the Company entered into a letter of intent outlining the terms and conditions of its proposed purchase of a portfolio of eight commercial loan participation interests in the GE Capital loan portfolio totaling approximately $475 million. The Company expects the transaction will be consummated by the end of the second quarter of 2015, subject to entry into definitive documentation and satisfaction of customary closing conditions. However, there can be no assurance that the Company will enter into definitive documentation for or close the proposed transaction.

Recent Origination Activity

On June 1, 2015, the Company announced that in addition to closing the Initial Loans, during the second quarter ending June 30, 2015 for the period through June 1, 2015 it has also closed direct originations totaling approximately $1.1 billion, of which $590 million was financed through the syndication of non-consolidated senior interests. In addition, as of June 1, 2015, over $900 million of loans have agreed terms and are in the closing process.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, as such factors may be updated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: June 1, 2015	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Head of Legal and Compliance